Exhibit 5.1

[Letterhead of Hunton & Williams LLP]

May 12, 2004

Board of Directors
Tredegar Corporation
1100 Boulders Parkway
Richmond, Virginia 23225

Registration Statement on Form S-8
Tredegar Corporation 2004 Equity Incentive Plan

Ladies and Gentlemen:

          We are acting as counsel for Tredegar Corporation (the “Company”) in connection with its registration under the Securities Act of 1933, as amended (the “Act”), of 2,000,000 shares (the “Shares”) of its common stock, $0.01 par value per share (the “Common Stock”), which are proposed to be offered and sold as described in the Company’s Registration Statement on Form S-8 (the “Registration Statement”) for the Tredegar Corporation 2004 Equity Incentive Plan (the “Plan”) to be filed today with the Securities and Exchange Commission (the “Commission”).

          In rendering this opinion, we have relied upon, among other things, our examination of the Plan and such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

          Based upon the foregoing, we are of the opinion that:

1.   The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.   The Shares have been duly authorized and, when issued in accordance with the terms of the Plan and any related Agreement (as defined in the Plan), will be legally issued, fully paid and nonassessable.

Board of Directors
Tredegar Corporation
May 12, 2004

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder. We do not undertake to advise you of any changes in the opinions expressed herein based on matters that might hereafter arise or be brought to our attention.

Very truly yours, /s/ Hunton & Williams LLP Hunton & Williams LLP